Exhibit 10.5

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 12th day of January, 2009, by and between BMR-40 ERIE STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Fort Washington Limited Partnership (“Original Landlord”)), and VERTEX PHARMACEUTICALS INCORPORATED (“Tenant”).

RECITALS

A.            WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of March 3, 1995, as amended by that certain First Amendment to Lease dated as of December     , 1995, that certain Second Amendment to Lease dated as of June 13, 1997, that certain Third Amendment to Lease dated as of October 1, 1998 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of February 2, 2000, that certain Fifth Amendment to Lease dated as of May 1, 1999 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of April 6, 2005, and that certain Seventh Amendment to Lease dated as of October 15, 2007  (collectively, and as the same may have been further amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises from Landlord at 40 Erie Street in Cambridge, Massachusetts (the “Building”);

B.            WHEREAS, Landlord and Tenant desire to extend the term of the Lease; and

C.            WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.             Extension of Term.  The Term is hereby extended for five (5) years, until December 31, 2015.  The period from January 1, 2011, through December 31, 2015, is referred to herein as the “Extension Term.”

3.             Extension Options.

a.             Tenant shall have two (2) options to further extend the Term (the “Options to Extend”) for successive periods of five (5) years each (the “Extension Periods”), subject to and on the terms set forth herein.  The Options to Extend are in lieu of, and not in addition to, any extension options in the Lease.  Tenant may only exercise the Options to Extend with respect to the entire Premises.  If Tenant shall desire to exercise any Option to Extend, it shall give Landlord a notice (the “Inquiry Notice”) of such desire not later than fifteen (15) months prior to the expiration of the then-current Term.  Thereafter, the Fair Market Rent (as defined in Section 3(c) below) for the applicable

Extension Period shall be determined in accordance with Section 3(d) below.  After the applicable Fair Market Rent has been so determined, Tenant shall exercise each Option to Extend by giving Landlord notice (the “Exercise Notice”) of its election to do so not later than twelve (12) months prior to the expiration of the then-current Term.  If Tenant fails to timely give either the Inquiry Notice or the Exercise Notice to Landlord with respect to any Option to Extend, Tenant shall be conclusively deemed to have waived such Option to Extend hereunder.

b.             Notwithstanding any contrary provision of the Lease as amended hereby, each Option to Extend and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Inquiry Notice and Exercise Notice for each Option to Extend and on the date of commencement of the each Extension Period, (i) the Lease as amended hereby is in full force and effect, (ii) there is no Event of Default of Tenant under the Lease as amended hereby and (iii) Tenant has not assigned or subleased (or agreed to assign or sublease) more than fifty percent (50%) of the rentable floor area of the Premises.

c.             All of the terms, provisions, covenants and conditions of the Lease as amended hereby shall continue to apply during each Extension Period, except that the Annual Fixed Rent Rate during each Extension Period (the “Extension Rent”) shall be equal to the fair market rent for the Premises determined as of the date twelve (12) months prior to expiration of the then-current Term in accordance with the procedure set forth in Section 3(d) below (the “Fair Market Rent”).

d.             The Fair Market Rent for each Extension Period shall be determined as follows:  within five (5) days after Tenant gives Landlord its Inquiry Notice with respect to any Option to Extend, Landlord shall give Tenant notice of Landlord’s determination of the Fair Market Rent for the applicable Extension Period.  Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord’s determination of the Fair Market Rent, whereupon, if Tenant objects, the Fair Market Rent shall be determined by arbitration conducted in the manner set forth below.  If Tenant does not notify Landlord of Tenant’s agreement with or objection to Landlord’s determination of the Fair Market Rent within such ten (10) day period, then the Fair Market Rent for the applicable Extension Period shall be deemed to be Landlord’s determination of the Fair Market Rent as set forth in the notice from Landlord described in this Section.

e.             If Tenant notifies Landlord of Tenant’s objection to Landlord’s determination of Fair Market Rent under the preceding subsection, such notice shall also set forth a request for arbitration and Tenant’s appointment of a commercial real estate broker having at least ten (10) years experience in the commercial leasing market in Cambridge, Massachusetts (an “Arbitrator”).  Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator.  Each Arbitrator shall be advised to determine the Fair Market Rent for the applicable Extension Period within thirty (30) days after Landlord’s appointment of the second Arbitrator.  On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rent.  If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts, then the final determination of the Fair Market Rent shall be equal to the average of said amounts.  If such difference between said amounts is greater than ten percent (10%), then the two arbitrators shall have ten (10) days thereafter to appoint a third Arbitrator (the “Third Arbitrator”), who shall be instructed to determine the Fair Market Rent for the applicable Extension Period within ten (10) days after its appointment by selecting one of the amounts determined by the other two Arbitrators.  Each party shall bear the cost of the Arbitrator selected by such party.  The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.

4.             Early Termination Option.  Notwithstanding anything in the Lease or this Amendment to the contrary, Tenant shall have the right to terminate the Lease as of December 31, 2013; provided that Tenant (a) notifies Landlord of such termination no later than December 31, 2012, (b) simultaneously terminates that certain undated Lease by and between BMR-Sidney Street LLC (as successor-in-interest to David E. Clem and David M. Roby, Trustees of Fort Washington Realty Trust u/d/t dated June 19, 1995, recorded with the Middlesex (South) District Registry of Deeds in Book 25422, Page 360 and filed with the Middlesex (South) Registry District of the Land Court as Document No. 976230) and Tenant in accordance with the terms thereof, as the same may have been amended, supplemented or otherwise modified from time to time, and (c) pays to Landlord no later than January 15, 2013, a termination payment in the amount of Fifteen Million Dollars ($15,000,000).  Time is of the essence with respect to this Section.

5.             Annual Fixed Rent.  Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord as Annual Fixed Rent for the Premises during the Extension Term the following amounts:

Months	r.s.f.	Per r.s.f.	Total Monthly	Total Annually
1-12	100,854	$45.50 annually	$382,404.75	$4,588,857.00
13-24	100,854	$47.50 annually	$399,213.75	$4,790,565.00
25-36	100,854	$49.50 annually	$416,022.75	$4,992,273.00
37-48	100,854	$51.50 annually	$432,831.75	$5,193,981.00
49-60	100,854	$53.50 annually	$449,640.75	$5,395,689.00

6.             Condition of Premises.  Tenant acknowledges that it is in possession of and is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the first day of the Extension Term.  Landlord shall continue to have its repair and maintenance requirements as set forth in the Lease.

7.             Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CB Richard Ellis (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

8.             Effect of Amendment.  Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

9.             Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.

10.           Counterparts.  This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-40 ERIE STREET LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Kenneth S. Boger
Name:	Kenneth S. Boger
Title:	Senior Vice President and General Counsel